                                                       Exhibit 23

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-24258, 33-24259, 33-47468, 33-54351, 33-54353, 33-54355, and 33-
65946 and in Post-Effective Amendment No. 1 to Registration Statement Nos. 33-20852 and 33-20853 of Armco Inc. on Form S-8 of our reports dated February 3, 1995 on the financial statements and financial statement schedule of Armco Inc. and consolidated subsidiaries and our report dated March 15, 1995 on the financial statements and financial statement schedules of Armco Financial Services Group - Companies to be Sold, appearing in and incorporated by reference in this Annual Report on Form 10-K of Armco Inc. for the year ended December 31, 1994.



DELOITTE & TOUCHE LLP

Pittsburgh, Pennsylvania
March 28, 1995

                                                       Exhibit 23.2


                    Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-24258, 33-24259, 33-47468, 33-54351, 33-
54353, 33-54355 and 33-65946) of Armco, Inc. of our report dated January 26, 1995, with respect to the consolidated financial statements of National-Oilwell and subsidiaries included in the Armco, Inc. Annual Report (Form 10-K) for the year ended December 31, 1994.



                                                 Ernst & Young LLP
Houston, Texas
March 27, 1995